EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Amendment No. 1 to Current Report on Form 8-K (the “Current Report”), to which this unaudited pro forma condensed combined financial information is attached, or the initial Current Report on Form 8-K filed with the SEC on April 1, 2026.

The following unaudited pro forma condensed combined financial information are derived from the historical consolidated financial statements of Kodiak Gas Services, Inc. (“Kodiak” or the “Company”) and the historical financial statements of Distributed Power Solutions, LLC (“DPS”), as of and for the three months ended March 31, 2026 and for the year ended December 31, 2025, respectively.

The following unaudited pro forma financial information gives effect to the Acquisition, which closed on April 1, 2026 (the “Closing Date”), and includes the impacts of (a) the Acquisition, including the extinguishment of a portion of DPS’s outstanding debt, and (b) borrowings under the Company’s revolving credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended or restated to date, the “ABL Credit Agreement” or “ABL Facility”) in connection with the Acquisition to fund the cash purchase price of the Acquisition (the “Financing”).

The unaudited pro forma combined financial information related to the Acquisition has been prepared by Kodiak using the acquisition method of accounting in accordance with GAAP. Kodiak has been treated as the acquirer for accounting purposes, and thus accounts for the Acquisition as a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The valuations of the assets acquired, and liabilities assumed, and therefore the purchase price allocations, are preliminary and have not yet been finalized as of the date of this filing. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma combined financial information and the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Acquisition and the Financing as if they had occurred on March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, give effect to the Acquisition and the Financing as if they had occurred on January 1, 2025.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following financial statements, which are included as an exhibit to this Current Report or are included in Kodiak’s Form 10-K for the fiscal year ended December 31, 2025 or Form 10-Q for the quarter ended March 31, 2026:

•

the historical unaudited condensed consolidated financial statements and the related notes of Kodiak as of and for the three months ended March 31, 2026, which are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 11, 2026;

•

the historical audited consolidated financial statements and the related notes of Kodiak for the year ended December 31, 2025, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026;

•	the historical unaudited condensed financial statements and the related notes of DPS as of and for the three months ended March 31, 2026, which are included as Exhibit 99.2 to this Current Report; and

•	the historical audited financial statements and the related notes of DPS for the year ended December 31, 2025, which are included as Exhibit 99.1 to this Current Report.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The pro forma adjustments are based on available information and upon assumptions that Kodiak management believes are reasonable under the circumstances to reflect, on a pro forma basis, the effect of the Acquisition and the other transactions noted above. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of Kodiak’s results of operations or financial condition had the Acquisition and the other transactions contemplated by the Purchase Agreement occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project Kodiak’s results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. A number of factors may affect the results. Specifically, the unaudited pro forma condensed combined statements of operations does not include projected synergies expected to be achieved as a result of the Acquisition and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities and asset dispositions that may result from the Acquisition. The unaudited pro forma condensed combined statements of operations and balance sheet should be read in conjunction with the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Kodiak’s consolidated financial statements and related notes and other sections of Kodiak’s Annual Report on Form 10-K for the year ended December 31, 2025, Kodiak’s Current Report on Form 10-Q for the quarter ended March 31, 2026, and DPS’s financial statements and related notes included as exhibits to this Current Report.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

(in thousands)	Kodiak Gas Services, Inc.	Distributed Power Solutions, LLC, As Adjusted	Pro Forma Transaction Adjustments		Financing Adjustments		Kodiak Gas Services, Inc. Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$94,363	$11,355	$(589,632)	A, B	$593,397	C	$109,483
Accounts receivable, net	238,376	14,086	—		—		252,462
Inventories, net	103,926	2,346	1,225	A	—		107,497
Contract assets	7,725	4,014	—		—		11,739
Prepaid expenses and other current assets	15,150	1,218	—		—		16,368

Total current assets	459,540	33,019	(588,407)		593,397		497,549
Property, plant and equipment, net	3,419,137	256,292	96,808	A	—		3,772,237
Operating lease right-of-use assets, net	44,361	—	—		—		44,361
Finance lease right-of-use assets, net	5,892	—	—		—		5,892
Goodwill	408,681	—	323,200	A	—		731,881
Identifiable intangible assets, net	149,514	—	50,000	A	—		199,514
Fair value of derivative instruments	6,578	—	—		—		6,578
Other assets	939	1,106	—		—		2,045

Total assets	$4,494,642	$290,417	$(118,399)		$593,397		$5,260,057

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$71,831	$7,975	$—		$—		$79,806
Accrued liabilities	195,729	4,550	—		—		200,279
Contract liabilities	92,413	15,786	—		—		108,199
Current maturities of sale-leaseback financing liability	—	1,785	—		—		1,785

Total current liabilities	359,973	30,096	—		—		390,069
Long-term debt, net of unamortized debt issuance cost	2,787,003	121,150	(121,150)	A	593,397	C	3,380,400
Operating lease liabilities	42,122	—	—		—		42,122
Finance lease liabilities	3,775	—	—		—		3,775
Deferred tax liabilities	125,460	—	—		—		125,460
Sales-leaseback financing liability, net	—	2,930	—		—		2,930
Other liabilities	1,303	2,270	—		—		3,573

Total liabilities	3,319,636	156,446	(121,150)		593,397		3,948,329

Commitments and contingencies
Stockholders’ equity:
Preferred stock	2	—	—		—		2
Common stock	908	—	24	A	—		932
Members’ equity	—	133,971	(133,971)	A	—		—
Additional paid-in capital	1,326,985	—	139,010	A	—		1,465,995
Treasury stock	(143,968)	—	—		—		(143,968)
Noncontrolling interest	3,597	—	—		—		3,597
Accumulated other comprehensive loss	(99)	—	—		—		(99)
Retained earnings	(12,419)	—	(2,312)	B	—		(14,731)

Total stockholders’ equity	1,175,006	133,971	2,751		—		1,311,728

Total liabilities and stockholders’ equity	$4,494,642	$290,417	$(118,399)		$593,397		$5,260,057

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2026

(in thousands, except per share data)	Kodiak Gas Services, Inc.	Distributed Power Solutions, LLC, As Adjusted	Reclassification Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Kodiak Gas Services, Inc. Pro Forma
Revenues:
Total revenues	$345,759	$29,622	$—		$—		$—		$375,831
Operating expenses:
Cost of operations (exclusive of depreciation and amortization)	122,878	13,847	(4,642)	EE	—		—		132,083
Depreciation and amortization	68,681	110	4,642	EE	782	BB	—		74,215
Selling, general and administrative	46,127	2,556	—		—		—		48,683
Loss (gain) on sale of assets	1,261	—	—		—		—		1,261

Total operating expenses	238,947	16,513	—		782		—		256,242

Income from operations	106,812	13,109	—		(782)		—		119,139
Other income (expenses):
Interest expense	(48,741)	(1,918)	—		1,918	AA	(8,412)	AA	(57,153)
Lost on extinguishment of debt	(36,512)	—	—		—		—		(36,512)
Other income (expense), net	(939)	(137)	—		—		—		(1,076)

Total other expenses	(86,192)	(2,055)	—		1,918		(8,412)		(94,741)

Income (loss) before income taxes	20,620	11,054	—		1,136		(8,412)		24,398
Income tax (benefit) expense	2,760	—	—		2,560	CC	(1,767)	CC	3,553

Net income (loss)	$17,860	$11,054	$—		$(1,424)		$(6,645)		$20,845

Less: Net income attributable to noncontrolling interests	55	—	—		—		—		55

Net income (loss) attributable to common shareholders	$17,805	$11,054	$—		$(1,424)		$(6,645)		$20,790

Pro forma earnings per share:
Basic	$0.20								$0.23
Diluted	$0.20								$0.23
Weighted average shares outstanding:
Basic	85,942				2,401				88,343
Diluted	87,501				2,401				89,902

Please refer to the notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except per share data)	Kodiak Gas Services, Inc.	Distributed Power Solutions, LLC, As Adjusted	Reclassification Adjustments		Transaction Accounting Adjustments		Financing Adjustments		Kodiak Gas Services, Inc. Pro Forma
Revenues:
Total revenues	$1,308,100	$93,018	$—		$—		$—		$1,401,118
Operating expenses:
Cost of operations (exclusive of depreciation and amortization)	479,925	53,740	(17,378)	EE	—		—		516,287
Depreciation and amortization	276,185	490	17,378	EE	4,266	BB	—		298,319
Long-lived asset impairment	6,344	—	—		—		—		6,344
Selling, general and administrative	144,070	13,391	—		2,312	DD	—		159,773
Loss (gain) on sale of assets	61,566	—	—		—		—		61,566

Total operating expenses	968,090	67,621	—		6,578		—		1,042,289

Income from operations	340,010	25,397	—		(6,578)		—		358,829
Other income (expenses):
Interest expense	(198,370)	(9,520)	—		9,520	AA	(33,646)	AA	(232,016)
Other income (expense), net	(28,168)	(442)	—		—		—		(28,610)

Total other expenses	(226,538)	(9,962)	—		9,520		(33,646)		(260,626)

Income (loss) before income taxes	113,472	15,435	—		2,942		(33,646)		98,203
Income tax (benefit) expense	31,884	—	—		3,859	CC	(7,066)	CC	28,677

Net income (loss)	$81,588	$15,435	—		$(917)		$(26,580)		$69,526

Less: Net income attributable to noncontrolling interests	1,067	—	—		—		—		1,067

Net income (loss) attributable to common shareholders	$80,521	$15,435	$—		$(917)		$(26,580)		$68,459

Pro forma earnings per share:
Basic	$0.90								$0.74
Diluted	$0.89								$0.73
Weighted average shares outstanding:
Basic	87,199								89,600
Diluted	88,523								90,924

Please refer to the notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to reflect the Acquisition and the Financing. The unaudited pro forma condensed combined financial information presents the pro forma financial condition and results of operations of Kodiak based upon the historical financial information of Kodiak and DPS after giving effect to the Acquisition and the Financing and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect any management adjustments for expected effects of the Acquisition and the other transactions contemplated by the Purchase Agreement, including any costs savings from potential operating efficiencies, or associated costs incurred to achieve such savings, and for synergies that are expected to result from the Acquisition; nor does it include any costs associated with integration activities resulting from the Acquisition to the extent they arise. However, such costs could affect Kodiak following the closing of the Acquisition in the period the costs are incurred.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026, gives effect to the Acquisition and the Financing as if they had occurred on March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, gives effect to the Acquisition and the Financing as if they had occurred on January 1, 2025.

The Acquisition

On April 1, 2026, Kodiak completed the transactions contemplated by the Purchase Agreement, whereby the Buyer purchased all of the issued and outstanding membership interests in DPS from the Sellers for consideration consisting of (i) aggregate cash consideration of $587.3 million (including adjustments for certain additional power generation assets purchased since the transaction announcement, indebtedness and working capital) paid on the Closing Date and (ii) 2,401,278 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued on the Closing Date (such shares of Common Stock, the “Stock Consideration”).

Financing of the Acquisition

Kodiak funded the cash consideration for the Acquisition from borrowings under the Company’s ABL Facility. The Company elected a loan type whereby interest accrues based on variable rates of the Secured Overnight Financing Rate plus an applicable rate ranging from 1.75% to 2.50% or prime rate plus an applicable rate ranging from 0.75% to 1.50% depending on the leverage ratio as of the most recently ended quarter. In connection with borrowings for the Acquisition, the Company elected borrowings that, as of the Closing Date, had an applicable interest rate of 5.66%.

2.	Adjustments to DPS’s historical financial statements

Certain reclassification adjustments were made to DPS’s historical balance sheet and statements of income in order to conform with Kodiak’s financial statement presentation. A reconciliation of amounts derived and presented in “DPS As Adjusted” within the unaudited pro forma condensed combined balance sheet as of March 31, 2026 and statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 are as follows.

	As of March 31, 2026
	DPS Historical	DPS Reclassification Adjustments	DPS As Adjusted
(in thousands)
Assets
Cash and cash equivalents	$11,355	$—	$11,355
Accounts receivable, net	14,086	—	14,086
Unbilled revenue	4,014	(4,014)	—
Inventories, net	—	2,346	2,346
Parts inventories, net	2,346	(2,346)	—
Fair value of derivative instruments	—	—	—
Contract assets	—	4,014	4,014
Prepaid expenses and other current assets	1,218	—	1,218

Total current assets	33,019	—	33,019
Property, plant and equipment, net	256,292	—	256,292
Operating lease right-of-use assets, net	—	—	—
Finance lease right-of-use assets, net	—	—	—
Goodwill	—	—	—
Identifiable intangible assets, net	—	—	—
Fair value of derivative instruments	—	—	—
Deferred tax assets	—	—	—
Other long-term assets	1,106	(1,106)	—
Other assets	—	1,106	1,106

Total assets	$290,417	$—	$290,417

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,975	$—	$7,975
Accrued expenses and other current liabilities	3,746	(3,746)	—
Accrued liabilities	—	4,550	4,550
Deferred revenue	15,786	(15,786)	—
Contract liabilities	—	15,786	15,786
Related party payable	804	(804)	—
Current maturities of sale-leaseback financing liability	1,785	—	1,785

Total current liabilities	30,096	—	30,096
Long-term debt, net of unamortized debt issuance cost	—	121,150	121,150
Long-term debt, net	121,150	(121,150)	—
Operating lease liabilities	—	—	—
Finance lease liabilities	—	—	—
Deferred tax liabilities	—	—	—
Sales-leaseback financing liability, net	2,930	—	2,930
Other long-term liabilities	2,270	(2,270)	—
Other liabilities	—	2,270	2,270

Total liabilities	156,446	—	156,446

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—	—
Members’ equity	133,971	—	133,971
Additional paid-in capital	—	—	—
Treasury stock	—	—	—
Noncontrolling interest	—	—	—
Accumulated other comprehensive income	—	—	—
Retained earnings	—	—	—

Total stockholders’ equity	133,971	—	133,971

Total liabilities and stockholders’ equity	$290,417	$—	$290,417

	Three Months Ended March 31, 2026
	DPS Historical	DPS Reclassification Adjustments	DPS As Adjusted
(in thousands)
Revenues:
Total revenues	$29,622	$—	$29,622
Operating expenses:
Total cost of revenues	13,847	(13,847)	—
Costs of operations (exclusive of depreciation and amortization)	—	13,847	13,847
Depreciation and amortization	110	—	110
Long-lived asset impairment	—	—	—
General and administrative expenses	3,368	(3,368)	—
Wages and related costs	(812)	812	—
Selling, general and administrative	—	2,556	2,556
Loss (gain) on sale of assets	—	—	—

Total operating expenses	16,513	—	16,513

Income from operations	13,109	—	13,109
Other income (expenses):
Interest expense	—	(1,918)	(1,918)
Interest expense, net	(1,918)	1,918	—
Other, net	(137)	137	—
Other income (expense), net	—	(137)	(137)

Total other expenses	(2,055)	—	(2,055)

Income (loss) before income taxes	11,054	—	11,054
Income tax (benefit) expense	—	—	—

Net income (loss)	$11,054	$11,054	$11,054

	Year Ended December 31, 2025
	DPS Historical	DPS Reclassification Adjustments	DPS As Adjusted
(in thousands)
Revenues:
Total revenues	$93,018	$—	$93,018
Operating expenses:
Total cost of revenues	53,740	(53,740)	—
Costs of operations (exclusive of depreciation and amortization)	—	53,740	53,740
Depreciation and amortization	490	—	490
Long-lived asset impairment	—	—	—
General and administrative expenses	10,456	(10,456)	—
Wages and related costs	2,935	(2,935)	—
Selling, general and administrative	—	13,391	13,391
Loss (gain) on sale of assets	—	—	—

Total operating expenses	67,621	—	67,621

Income from operations	25,397	—	25,397
Other income (expenses):
Interest expense	—	(9,520)	(9,520)
Interest expense, net	(9,520)	9,520	—
Other, net	(442)	442	—
Other income (expense), net	—	(442)	(442)

Total other expenses	(9,962)	—	(9,962)

Income (loss) before income taxes	15,435	—	15,435
Income tax (benefit) expense	—	—	—

Net income (loss)	$15,435	$—	$15,435

3.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of March 31, 2026. Actual results may differ materially from the assumptions and estimates contained herein.

The pro forma adjustments are based on currently available information and certain estimates and assumptions that the Company believes provide a reasonable basis for presenting the significant effects of (i) the Acquisition and (ii) the Financing. General descriptions of the pro forma adjustments are provided below:

A. Reflects the purchase price allocation adjustments to record DPS’s assets and liabilities at estimated fair value based on the consideration conveyed, as detailed below.

The following table summarizes the components of the Acquisition consideration reflected in the unaudited pro forma condensed combined financial statements:

(in thousands, except per share amounts)
Cash (1)	$575,000
Purchase consideration adjustments (2)	12,320
Equity consideration:
Total Kodiak shares issued as consideration	2,401
Kodiak share price on April 1, 2026	$57.90
Total equity consideration (3)	$139,034

Total consideration	$726,354

(1)	Total cash consideration included $121.8 million used to repay outstanding indebtedness of DPS at closing.
(2)

Purchase consideration adjustments reflect changes in net working capital from the baseline to ensure adequate operating liquidity at closing, as trued-up post-closing, and transaction-related closing costs.

(3)

Reflects the issuance of 2.4 million shares of Kodiak Common Stock to the Sellers to partially finance the Acquisition at $57.90 per share (the closing price of Kodiak’s stock price on April 1, 2026), for total Stock Consideration of $139.0 million.

The preliminary estimated purchase price is allocated as follows:

Net Assets Identified (in thousands)
Intangibles (4)	$50,000
Property, plant, and equipment (1)	353,100
Goodwill	323,200
Current assets (3)	34,244
Non-current assets	1,106
Deferred tax liabilities
Other current liabilities	(30,096)
Other non-current liabilities	(5,200)

Total Fair Value	$726,354
Value Conveyed
Purchase Consideration (2)	$726,354

Total Purchase Consideration	$726,354

(1)

The property, plant, and equipment fair value was primarily related to turbine generators and reciprocating engine generators, which accounted for 91% of the balance. The estimated weighted average remaining useful life of turbine generators and reciprocating engine generators was 22 years.

(2)	Purchase consideration was provided in the form of cash and equity, as reflected in the table above.
(3)	Includes a $1.2 million fair value adjustment to inventory recognized as part of the preliminary purchase price allocation.
(4)	Intangible assets were comprised of the following:

Asset type	Fair value (in thousands)	Useful Life	Valuation methodology
Customer Relationships	$50,000	10 years	Multi-period Excess Earnings

The purchase price was allocated among the identified assets to be acquired. Goodwill was recognized as a result of the acquisition, which represents the excess fair value of consideration over the fair value of the underlying net assets, largely arising from the extensive industry expertise that has been established by DPS. This was considered appropriate based on the determination that the Acquisition would be accounted for as a business combination under ASC 805. The estimates of, and assumptions related to, fair value of assets acquired and liabilities assumed as of the Closing Date are based upon preliminary valuation assumptions believed by management to be reasonable, but which are inherently uncertain and unpredictable. Such assumptions are based on currently available information and market data. Because the unaudited pro forma combined consolidated financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

B. Reflects the payment of transaction costs of $2.3 million, including certain legal, accounting, investment banking, due diligence, and other related costs, incurred after the financial statement periods presented.

C. Reflects the drawdown of $593.4 million of debt under the ABL Facility upon the closing of the Acquisition and related transactions. The ABL Facility was used upon closing of the Acquisition and related transactions to pay down DPS’s outstanding long-term debt, as presented at adjustment (A).

4.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made related to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025.

AA. Reflects the adjustment to record (i) interest expense related to the amounts funded under the ABL Facility as part of the Acquisition and (ii) the elimination of historical interest expense associated with the elimination of DPS’s outstanding debt, presented at adjustment (A). A change of 1/8 percent in the assumed interest rate would change pro forma interest expense, and consequently pro forma income before income taxes, by approximately $0.2 million and $0.7 million, respectively, for the three months ended March 31, 2026 and the year ended December 31, 2025. The effect on pro forma net income and pro forma basic and diluted earnings per share for these periods would not be significant.

BB. Reflects the adjustment in depreciation and amortization expense related to assets that will be stepped up in basis as a result of the Acquisition. The intangibles are comprised of customer relationships, which were adjusted to fair value based on the purchase price allocation reflected at adjustment (A). The depreciation and amortization expense was calculated on a straight-line basis using the estimated remaining useful lives of the assets, which varied among the different assets.

CC. Reflects the tax impact of transitioning DPS, which was previously a pass-through entity for tax purposes, into taxable entities, calculated using the statutory income tax rate of 21%.

DD. Reflects transaction costs associated with the Acquisition, as presented at adjustment (B). In accordance with Article 11 pro forma guidance, no adjustment is made for transaction expenses that are already reflected in the historical financial statements. However, for transaction costs incurred after the financial statement periods presented, such costs are pushed back to the beginning of the fiscal year presented in the pro forma statements. This charge is not expected to recur in the twelve months following closing. The Kodiak condensed consolidated statement of operations for the three months ended March 31, 2026 includes $8.3 million of transaction costs incurred associated with the Acquisition.

EE. The historical financial statements of DPS have been reclassified to conform to the presentation of Kodiak. To conform, depreciation expense of DPS has been reclassified from ‘Cost of operations’ to ‘Depreciation and amortization’ in the unaudited pro forma condensed combined statements of operations. This reclassification adjustment does not impact total revenues, income from operations or net income for the period presented.

5.	Unaudited Pro Forma Net Income Per Share

Unaudited basic pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the pro forma weighted average number of common shares outstanding during the period. Unaudited diluted pro forma net income per share is computed by dividing pro forma net income attributable to common shares by the weighted average number of common shares outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on net income per share.

Pro forma net income per share – basic and diluted

For the Three Months Ended March 31, 2026 (in thousands, except per share amounts)
Numerator
Pro forma net income (loss) attributable to common shareholders	$20,790
Less: Dividends paid and earnings allocated to non-forfeitable RSUs	(513)

Pro forma net income – basic and diluted	$20,277
Denominator:
Pro forma weighted average shares outstanding—basic (1)	88,343
Pro forma weighted average shares outstanding—diluted (1)	89,902
Pro forma earnings per share attributable to common shareholders:
Basic	$0.23
Diluted	$0.23

For the Year Ended December 31, 2025 (in thousands, except per share amounts)
Numerator
Pro forma net income (loss) attributable to common shareholders	$68,459
Less: Dividends paid and earnings allocated to non-forfeitable RSUs	(2,016)
Pro forma net income – basic and diluted	$66,443
Denominator:
Pro forma weighted average shares outstanding—basic (1)	89,600
Pro forma weighted average shares outstanding—diluted (1)	90,924
Pro forma earnings per share attributable to common shareholders:
Basic	$0.74
Diluted	$0.73

(1)

The pro forma weighted average number of shares outstanding during the period uses the historical weighted average shares outstanding as of March 31, 2026 and December 31, 2025, respectively, as adjusted for the shares issued on the Closing Date.